UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2021

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55832	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2021 (the “Effective Date”), Transphorm, Inc. (the “Company”) entered into a Note Amendment and Conversion Agreement (the “Agreement”) with Transphorm Technology, Inc. (the “Subsidiary”) and Yaskawa Electric Corporation (the “Holder”). Pursuant to the Agreement, the parties agreed to amend that certain Subordinated Convertible Promissory Note, dated October 4, 2017 (as amended by that certain Waiver, Consent and Amendment Agreement dated March 16, 2018 and that certain Consent, Guaranty and Amendment Agreement dated February 10, 2020, the “Note”), issued to the Holder, to (i) reduce the Conversion Price (as defined in the Note) from $5.12 per share to $5.00 per share and (ii) remove the limitation on the maximum number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) that may be issued upon conversion of the Note. Pursuant to the Agreement, the Holder simultaneously elected to convert the outstanding principal amount (plus accrued but unpaid interest) under the Note, which as of the Effective Date totaled $15.6 million, into an aggregate of 3,120,000 shares of Common Stock. Upon conversion of the Note, the Company and the Subsidiary were forever released from all of their obligations and liabilities under the Note.

On October 4, 2021, the Company also issued to the Holder a warrant to purchase up to 650,000 shares of Common Stock at an exercise price of $6.00 per share (the “Warrant”). The Warrant has a term of three years (subject to earlier termination as set forth therein), provides for a cashless exercise feature and is immediately exercisable.

The foregoing summary of the terms of the Agreement and the Warrant is subject to, and qualified in its entirety by, the terms and conditions of such agreements, filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The securities of the Company described therein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock and the Warrant were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Note Amendment and Conversion Agreement, dated October 4, 2021, by and among Transphorm, Inc., Transphorm Technology, Inc. and Yaskawa Electric Corporation
10.2	Warrant to Purchase Shares of Common Stock of Transphorm, Inc., dated October 4, 2021, issued to Yaskawa Electric Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transphorm, Inc.

Dated: October 7, 2021	By:	/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer